UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): March 7, 2017

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2017, Brent P. Jensen, the Vice President, Finance and Treasurer of Whiting Petroleum Corporation (the “Company”), who was the Company’s designated principal accounting officer, informed the Company that he will resign effective March 17, 2017.

Effective March 17, 2017, Sirikka R. Lohoefener, the current Controller of the Company, will be the Controller and Treasurer of the Company and the Company’s designated principal accounting officer. Ms. Lohoefener, age 38, joined the Company in June 2006 as a Senior Financial Accountant, became Financial Reporting Manager in January 2011 and was appointed Controller in March 2015. She was previously with Wagner, Burke & Barnes, LLP, a public accounting firm previously based in Golden, Colorado. She has 11 years of oil and gas accounting experience and is a Certified Public Accountant. Ms. Lohoefener holds a Master of Accountancy degree from the University of Missouri-Columbia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: March 13, 2017	By:	/s/ Bruce R. DeBoer
Bruce R. DeBoer
Vice President, General Counsel and
Corporate Secretary